Exhibit 10.22

PERNIX GROUP, INC.

2012 INCENTIVE STOCK OPTION PLAN

PERNIX GROUP, INC.
INCENTIVE STOCK OPTION PLAN

Table of Contents:

PERNIX GROUP, INC.
INCENTIVE STOCK OPTION PLAN

1. ESTABLISHMENT, PURPOSE AND TERM OF PLAN.

1.1 Establishment. The Pernix Group, Inc. Incentive Stock Option Plan (the Plan) is hereby established effective as of December 8, 2011.

1.2 Purpose. The purpose of the Plan is to advance the interests of the Company and its stockholders by providing an incentive to attract, retain and reward persons performing services for the Company and by motivating such persons to contribute their maximum efforts to the growth and profitability of the Company. By encouraging employees and promoting their continued association with the Company, the Plan may be expected to benefit the Company and its shareholders The Company intends that Awards granted pursuant to the Plan be exempt from or comply with Section 409A of the Code (including any amendments or replacements of such section), and the Plan shall be so construed.

1.3 Term of Plan. The Plan shall continue in effect until its termination by the Committee; provided, however, that, to the extent required by applicable law, all Awards shall be granted, if at all, within ten (10) years from the date the Plan is adopted by the Board.

2. DEFINITIONS AND CONSTRUCTION.

2.1 Definitions. Whenever used herein, the following terms shall have their respective meanings set forth below:

(a) Affiliate means (i) an entity, other than a Parent Corporation, that directly, or indirectly through one or more intermediary entities, controls the Company or (ii) an entity, other than a Subsidiary Corporation, that is controlled by the Company directly or indirectly through one or more intermediary entities. For this purpose, the term control (including the term controlled by) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of the relevant entity, whether through the ownership of voting securities, by contract or otherwise; or shall have such other meaning assigned such term for the purposes of registration on Form S-8 under the Securities Act.

(b) Award means any Option granted under the Plan.

(c) Award Agreement means a written or electronic agreement between the Company and a Participant setting forth the terms, conditions and restrictions of the Award granted to the Participant.

(d) Board means the Board of Directors of the Company.

(e) Cause means, unless such term or an equivalent term is otherwise defined with respect to an Award by the Participant’s Award Agreement or by a written contract of employment or service, any of the following: (i) the Participant’s theft, dishonesty, willful misconduct, breach of fiduciary duty for personal profit, or falsification of any Company documents or records; (ii) the Participant’s material failure to abide by the Company’s code of conduct or other policies (including, without limitation, policies relating to confidentiality and reasonable workplace conduct); (iii) the Participant’s unauthorized use, misappropriation, destruction or diversion of any tangible or intangible asset or corporate opportunity of the Company (including, without limitation, the Participants improper use or disclosure of the Company’s confidential or proprietary information); (iv) any intentional act by the Participant which has a material detrimental effect on the Company’s reputation or business; (v) the Participant’s repeated failure or inability to perform any reasonable assigned duties after written notice from the Company of, and a reasonable opportunity to cure, such failure or inability; (vi) any material breach by the Participant of any employment, service, non-disclosure, non-competition, non-solicitation or other similar agreement between the Participant and the Company, which breach is not cured pursuant to the terms of such agreement; or (vii) the Participant’s conviction (including any plea of guilty or nolo contendere) of any criminal act involving fraud, dishonesty, misappropriation or moral turpitude, or which impairs the Participant’s ability to perform his or her duties with the Company.

(f) Change in Control means, unless such term or an equivalent term is otherwise defined with respect to an Award by the Participant’s Award Agreement or written contract of employment or service, the occurrence of any of the following:

(i) any person (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the beneficial owner (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the total combined voting power of the Company’s then-outstanding securities entitled to vote generally in the election of Directors; provided, however, that the following acquisitions shall not constitute a Change in Control: (1) an acquisition by any such person who on the Effective Date is the beneficial owner of more than fifty percent (50%) of such voting power, (2) any acquisition directly from the Company, including, without limitation, a public offering of securities, (3) any acquisition by the Company, (4) any acquisition by a trustee or other fiduciary under an employee benefit plan of a Company or (5) any acquisition by an entity owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the voting securities of the Company; or

(ii) an Ownership Change Event or series of related Ownership Change Events (collectively, a Transaction) in which the stockholders of the Company immediately before the Transaction do not retain immediately after the Transaction direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the outstanding securities entitled to vote generally in the election of Directors or, in the case of an Ownership Change Event the entity to which the assets of the Company were transferred (the Transferee), as the case may be; or

(iii) the liquidation or dissolution of the Company. provided, however, that a Change in Control shall be deemed not to include a transaction described in subsections (i) or (ii) of this Section 2.1(f) in which a majority of the members of the board of directors of the continuing, surviving or successor entity, or parent thereof, immediately after such transaction is comprised of Incumbent Directors. Notwithstanding the foregoing, to the extent that any amount constituting Section 409A Deferred Compensation would become payable under this Plan by reason of a Change in Control, such amount shall become payable only if the event constituting a Change in Control would also constitute a change in ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company within the meaning of Section 409A.

For purposes of the preceding sentence, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting securities of one or more corporations or other business entities which own the Company or the Transferee, as the case may be, either directly or through one or more subsidiary corporations or other business entities. The Committee shall have the right to determine whether multiple sales or exchanges of the voting securities of the Company or multiple Ownership Change Events are related, and its determination shall be final, binding and conclusive.

(g) Code means the Internal Revenue Code of 1986, as amended, and any applicable regulations promulgated thereunder.

(h) Committee means the Compensation Committee and such other committee or subcommittee of the Board, if any, duly appointed to administer the Plan and having such powers in each instance as shall be specified by the Board. If, at any time, there is no committee of the Board then authorized or properly constituted to administer the Plan, the Board shall exercise all of the powers of the Committee granted herein, and, in any event, the Board may in its discretion exercise any or all of such powers. In the discretion of the Board, the Committee may consist solely of two or more Outside Directors, in accordance with Section 162(m) of the Code, and/or solely of two or more Non-Employee Directors, in accordance with Rule 16b-3. Within the scope of such authority, the Board or the Committee may (1) delegate to a committee of one or more members of the Board who are not Outside Directors the authority to grant Stock Awards to eligible persons who are either (a) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Stock Award or (b) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code and/or (2) delegate to a committee of one or more members of the Board who are not Non-Employee Directors the authority to grant Stock Awards to eligible persons who are not then subject to Section 16 of the Exchange Act.

(i) Company means Pernix Group, Inc., a Delaware corporation, or any successor corporation thereto.

(j) Director means a member of the Board.

(k) Disability means the inability of the Participant, in the opinion of a qualified physician acceptable to the Company, to perform the major duties of the Participant’s position with the Company because of the sickness or injury of the Participant.

(l) Employee means any person who is an employee in the records of the Company. The Company shall determine in good faith and in the exercise of its discretion whether an individual has become or has ceased to be an Employee and the effective date of such individual’s employment or termination of employment, as the case may be. For purposes of an individual’s rights, if any, under the terms of the Plan as of the time of the Company’s determination of whether or not the individual is an Employee, all such determinations by the Company shall be final, binding and conclusive as to such rights, if any, notwithstanding that the Company or any court of law or governmental agency subsequently makes a contrary determination as to such individual’s status as an Employee.

(m) Exchange Act means the Securities Exchange Act of 1934, as amended.

(n) Fair Market Value means, as of any date, the value of a share of Stock or other property as determined by the Committee, in its discretion, or by the Company, in its discretion, if such determination is expressly allocated to the Company herein, subject to the following:

(i) If, on such date, the Stock is listed and actively traded on a national or regional securities exchange or market system, or is quoted on the Over the Counter Bulletin Board (OTCBB), the Fair Market Value of a share of Stock shall be the closing price of a share of Stock (or the mean of the closing bid and asked prices of a share of Stock if the Stock is so quoted instead) as quoted on such national, regional securities exchange, market system or OTCBB constituting the primary market for the Stock, as reported in The Wall Street Journal, the OTCBB or such other source as the Company deems reliable. If the relevant date does not fall on a day on which the Stock has traded over the counter or on such securities exchange or market system, the date on which the Fair Market Value shall be established shall be the last day on which the Stock was so traded prior to the relevant date, or such other appropriate day as shall be determined by the Committee, in its discretion.

(ii) If, on such date, the Stock is not listed and actively traded on a national or regional securities exchange, market system or OTCBB, the Fair Market Value of a share of Stock shall be as determined by the Committee in good faith without regard to any restriction other than a restriction which, by its terms, will never lapse, and subject to the applicable requirements, if any, of Section 409A of the Code.

(o) Incumbent Director means a director who either (i) is a member of the Board as of the Effective Date or (ii) is elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination, but who was not elected or nominated in connection with an actual or threatened proxy contest relating to the election of directors of the Company.

(p) Insider means an Officer of the Company whose transactions in Stock are subject to Section 16 of the Exchange Act.

(q) Net-Exercise means a procedure by which the Participant will be issued a number of whole shares of stockupon the exercise of an Option determined in accordance with the following formula:

N = X(A-B)/A, where

N = the number of shares of stockto be issued to the Participant upon exercise of the Option;

X = the total number of shares of stock with respect to which the Participant has elected to exercise the Option;

A = the Fair Market Value of one (1) share of Stock determined on the exercise date; and

B = the exercise price per share (as defined in the Participants Award Agreement)

(r) Nonstatutory Stock Option means an Option which does not qualify as an incentive stock option within the meaning of Section 422(b) of the Code.

(s) Officer means any person designated by the Board as an officer of the Company.

(t) Option means a right granted under this Plan to purchase Stock pursuant to the terms and conditions of the Plan. All Options shall be Incentive Stock Options, unless they do not qualify as such, due to the operation of the specific option, in which case they shall be treated as Nonstatutory Stock Options.

(u) Ownership Change Event means the occurrence of any of the following with respect to the Company: (i) the direct or indirect sale or exchange in a single or series of related transactions by the stockholders of the Company of more than fifty percent (50%) of the voting stock of the Company; (ii) a merger or consolidation in which the Company is a party; or (iii) the sale, exchange, or transfer of all or substantially all of the assets of the Company (other than a sale, exchange or transfer to one or more subsidiaries of the Company).

(v) Parent Corporation means any present or future parent corporation of the Company, as defined in Section 424(e) of the Code.

(w) Participant means any eligible person who has been granted one or more Awards.

(x) Company means Pernix Group, Inc., also referred to as the Company or any Parent Corporation, Subsidiary Corporation or Affiliate of Pernix Group, Inc.

(y) Company Group means, at any point in time, all entities collectively which are then Participating Companies.

(z) Rule 16b-3 means Rule 16b-3 under the Exchange Act, as amended from time to time, or any successor rule or regulation.

(aa) Section 409A means Section 409A of the Code.

(bb) Section 409A Deferred Compensation means compensation provided pursuant to the Plan that constitutes deferred compensation subject to and not exempted from the requirements of Section 409A.

(cc) Securities Act means the Securities Act of 1933, as amended.

(dd) Service means a Participant’s employment or service with the Company in the capacity of an Employee. A Participant’s Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders Service to the Company or a change in the Company for which the Participant renders such Service, provided that there is no interruption or termination of the Participant’s Service. Furthermore, a Participant’s Service shall not be deemed to have terminated if the Participant takes any military leave, sick leave, or other bona fide leave of absence approved by the Company. However, if any such leave taken by a Participant exceeds ninety (90) days, then on the ninety-first (91st) day following the commencement of such leave the Participant’s Service shall be deemed to have terminated, unless the Participant’s right to return to Service is guaranteed by statute or contract. Notwithstanding the foregoing, unless otherwise designated by the Company or required by law, a leave of absence shall not be treated as Service for purposes of determining vesting under the Participant’s Award Agreement. A Participant’s Service shall be deemed to have terminated either upon an actual termination of Service or upon the corporation for which the Participant performs Service ceasing to be a Participating Company. Subject to the foregoing, the Company, in its discretion, shall determine whether the Participant’s Service has terminated and the effective date of and reason for such termination.

(ee) Stock means the common stock of the Company, as adjusted from time to time in accordance with this Plan.

(ff) Subsidiary Corporation means any present or future subsidiary corporation of the Company, as defined in Section 424(f) of the Code.

(gg) Vesting Conditions mean those conditions established in accordance with the Plan prior to the satisfaction of which shares of stock subject to an Award remain subject to forfeiture or a repurchase option in favor of the Company exercisable for the Participant’s monetary purchase price, if any, for such shares of stock upon the Participant’s termination of Service.

2.2 Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term or is not intended to be exclusive, unless the context clearly requires otherwise.

3. SHARES OF STOCK SUBJECT TO THE PLAN.

3.1 Total Number of Shares of stock. The total number of shares of stock of the Company, $.01 par value per share (the “Stock”) which may be subject to options granted under the Plan shall be 1,500,000 in the aggregate, subject to adjustment as provided in Section 9. The Company shall at all times while the Plan is in force reserve such number of authorized and unissued or treasury shares of Stock as will be sufficient to satisfy the requirement of outstanding options granted under the Plan.

3.2 Share Counting. If an outstanding Award for any reason expires or is terminated or canceled without having been exercised or settled in full, or if shares of stock acquired pursuant to an Award subject to forfeiture or repurchase are forfeited or repurchased by the Company for an amount not greater than the Participant’s purchase price, the shares of stock allocable to the terminated portion of such Award or such forfeited or repurchased shares of stock shall again be available for issuance under the Plan. Shares of stock shall not be deemed to have been issued pursuant to the Plan with respect to any portion of an Award that is settled in cash. If the exercise price of an Option is paid by tender to the Company, or attestation to the ownership, of shares of stock owned by the Participant, or by means of a Net-Exercise, the number of shares of stock available for issuance under the Plan shall be reduced by the gross number of shares of stock for which the Option is exercised. Shares of stock withheld or reacquired by the Company in satisfaction of tax withholding obligations pursuant to Section 13.2 shall not again be available for issuance under the Plan.

4. ADMINISTRATION OF THE PLAN.

4.1 Administration by the Committee. The Plan shall be administered by the Committee. All questions of interpretation of the Plan, of any Award Agreement or of any other form of agreement or other document employed by the Company in the administration of the Plan or of any Award shall be determined by the Committee, and such determinations shall be final, binding and conclusive upon all persons having an interest in the Plan or such Award, unless fraudulent or made in bad faith. Any and all actions, decisions and determinations taken or made by the Committee in the exercise of its discretion pursuant to the Plan or Award Agreement or other agreement thereunder (other than determining questions of interpretation pursuant to the preceding sentence) shall be final, binding and conclusive upon all persons having an interest therein.

4.2 Authority of Officers. Any Officer shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, determination or election which is the responsibility of or which is allocated to the Company herein, provided the Officer has apparent authority with respect to such matter, right, obligation, determination or election.

4.3 Administration with Respect to Insiders. With respect to participation by Insiders in the Plan, at any time that any class of equity security of the Company is registered pursuant to Section 12 of the Exchange Act, the Plan shall be administered in compliance with the requirements, if any, of Rule 16b-3.

4.4 Powers of the Committee. In addition to any other powers set forth in the Plan and subject to the provisions of the Plan, the Committee shall have the full and final power and authority, in its discretion:

(a) to determine the persons to whom, and the time or times at which, Awards shall be granted and the number of shares of stock  to be subject to each Award and the performance or market conditions applicable to the award as defined by Code 162(m) (see appendix 1);

(b) to determine the type of Award granted;

(c) to determine or opine on the Fair Market Value of shares of stock  or other property;

(d) to determine the terms, conditions and restrictions applicable to each Award (which need not be identical) and any shares of stock   acquired pursuant thereto, including, without limitation, (i) the exercise or purchase price of shares of stock pursuant to any Award, (ii) the method of payment for  shares of stock purchased pursuant to any Award, (iii) the method for satisfaction of any tax withholding obligation arising in connection with Award, including by the withholding or delivery of shares of stock, (iv) the timing, terms and conditions of the exercisability or vesting of any Award or any shares of stock  acquired pursuant thereto, (v)  the time of the expiration of any Award, (vi) the effect of the Participant’s termination of Service on any of the foregoing, and (vii) all other terms, conditions and restrictions applicable to any Award or shares of stock acquired pursuant thereto not inconsistent with the terms of the Plan;

(e) to determine whether an Award will be settled in shares of stock , cash, or in any combination thereof;

(f) to approve one or more forms of Award Agreement;

(g) to amend, modify, extend, cancel or renew any Award or to waive any restrictions or conditions applicable to any Award or any shares of stock acquired upon the exercise thereof;

(h) to accelerate, continue, extend or defer the exercisability of any Award or the vesting of any shares of stock   acquired upon the exercise thereof, including with respect to the period following a Participant’s termination of Service;

(i) to prescribe, amend or rescind rules, guidelines and policies relating to the Plan, or to adopt sub-plans or supplements to, or alternative versions of, the Plan, including, without limitation, as the Committee deems necessary or desirable to comply with the laws or regulations of or to accommodate the tax policy, accounting principles or custom of, foreign jurisdictions whose citizens may be granted Awards; and

(j) to correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award Agreement and to make all other determinations and take such other actions with respect to the Plan or any Award as the Committee may deem advisable to the extent not inconsistent with the provisions of the Plan or applicable law.

4.5 Indemnification. In addition to such other rights of indemnification as they may have as members of the Board or the Committee or as officers or employees of the Company, members of the Board or the Committee and any officers or employees of the Company to whom authority to act for the Board, the Committee or the Company is delegated shall be indemnified by the Company against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any right granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties; provided, however, that within sixty (60) days after the institution of such action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at its own expense to handle and defend the same.

5. ELIGIBILITY RULES.

5.1 Eligible Employees. Participants in the Plan shall be selected by the Committee from the executive officers and other key employees of the Company or of a parent or subsidiary (within the meaning of Sections 424(e) and (f), respectively, of the Internal Revenue Code of 1986, as amended (the “Code”)), of the Company. No consultants or non-employee directors may participate in this plan. In making this selection and in determining the amount and terms of any options granted, the Committee may take into account the nature of the services rendered by such individuals, their present and potential contributions to the Company’s success, and such other factors as the Committee, in its sole discretion, shall deem relevant. Notwithstanding the foregoing, no option shall be granted to any individual who owns (within the meaning of Section 422(b)(6) and 424(d) of the Code) at the time the option is granted, more than 10% of the total combined voting power or value of all classes of stock of the Company or a parent or subsidiary of the Company, except as provided in Section 5.2 of the Plan.

5.2 Award Limits. Notwithstanding the provisions of Section 5.1 above, an option may be granted, consistent with the other terms of the Plan, to an employee who owns (within the meaning of Sections 422(b)(6) and 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or a parent or subsidiary of the Company if, at the time such option is granted, the option price is an amount which equals or exceeds 110% of the fair market value of the Stock subject to the option, and such option by its terms is not exercisable more than five (5) years after it is granted.

5.3 Company Authority. Nothing contained in the Plan shall be construed to limit the right of the Company to grant options otherwise than under the Plan.

5.4 Additional Option Awards. Subject to Section 5.5 below, if options have been granted under the Plan, additional options may be granted from time to time to a holder of such an option, and options may be granted from time to time to one or more employees who have not previously been granted options under the Plan.

5.5 Additional Limits on Amounts of Awards. The aggregate fair market value of the Stock, with respect to which options are exercisable for the first time by an optionee during any calendar year shall not exceed $100,000. For purposes of this Section 5.5 of the Plan, (i) options shall be taken into account in the order in which they were granted, (ii) the fair market value of any Stock shall be determined as of the time the option with respect to such Stock was granted, and (iii) the term “Stock” shall mean any stock of the Company or of its parent or subsidiary (within the meaning of Sections 424(e) and (f) of the Code) with respect to which the optionee has been granted incentive stock options (as defined in Section 422 of the Code).

6. TERMS OF OPTIONS AND ADDITIONAL PLAN LIMITS.

6.1 General Intent. All options granted under the Plan are intended to qualify as “incentive stock options” under the provisions of Section 422 of the Code. The terms of each option granted under the Plan shall be determined by the Committee consistent with the provisions of the Plan, including the following:

6.2 Required Purchase Price.  The purchase price of the shares of Stock subject to each option shall not be less than the fair market value of the Stock at the time such option is granted. Such fair market value shall be determined by the Committee and, if the Stock is listed on a national securities exchange or actively traded on the over-the-counter market, shall be the closing sale price of the Stock on such exchange, or on the over-the-counter market as quoted in the National Association of Securities Dealers Automated Quotation System (presently the NASDAQ National Market System) or the OTCBB (Over the Counter Bulletin Board), as the case may be, on the day on which the option is granted or, on the next business day, if such date is not a business day.

6.3 Additional Plan Limits. An option granted under the Plan shall not be exercisable until the expiration of six months from the date of its grant and in the case of a grant which is conditioned upon subsequent shareholder approval of the Plan, six months from the date of such shareholder approval. Unless otherwise provided in any option grant under the Plan, following the expiration of the applicable six-month holding period, up to one-fifth (ignoring fractional shares of stock) of the total number of shares of stock subject to an option granted under the Plan shall become exercisable in cumulative fashion on the first through fifth anniversary dates of the grant of the option. In no case may an option be exercised as to less than one hundred (100) shares of stock at any one time (or the remaining shares of stock covered by the option if less than one hundred (100)).

6.4 Ten-Year Limit. Each option granted under the Plan shall by its terms expire and shall not be exercisable after the expiration of ten years from the date of its grant (unless a shorter period is provided by the Committee or another Section of this Plan) and shall be subject to earlier termination as expressly provided in this Plan.

6.5 Methods of Payment. An option granted under the Plan shall be exercised by the delivery by the holder thereof to the Company at its principal office (attention of the Chief Financial Officer with a copy to the in house Legal Counsel) of written notice of the number of shares of stock with respect to which the option is being exercised accompanied by payment in full of the purchase price of such shares of stock. Payment for such shares of stock may be made (as determined by the Committee) (i) in cash, (ii) by certified check payable to the order of the Company in the amount of such purchase price, (iii) by delivery of Stock to the Company having a fair market value equal to said purchase price, or (iv) by any combination of the methods of payment described in (i) through (iii) above.

6.6 Rights of Optionee. The holder of an option shall have none of the rights of a shareholder with respect to the shares of stock covered by his option until such shares of stock shall be issued to him upon the exercise of his option.

7.  EFFECT OF TERMINATION OF SERVICE.

7.1 Option Exercisability. Subject to earlier termination of the Option as otherwise provided herein and unless otherwise provided by the Committee, an Option shall terminate immediately upon the Participant’s termination of Service to the extent that it is then unvested and shall be exercisable after the Participant’s termination of Service to the extent it is then vested only during the applicable time period determined in accordance with this Section and thereafter shall terminate:

(i) Disability. If the Participant’s Service terminates because of the Disability (within the meaning of Section 22(e)(3) of the Code)  of the Participant, the Option, to the extent unexercised and exercisable for vested shares of stock on the date on which the Participant’s Service terminated, may be exercised by the Participant (or the Participant’s guardian or legal representative) at any time prior to the expiration of twelve (12) months after the date on which the Participant’s Service terminated, but in any event no later than the date of expiration of the Option’s term as set forth in the Award Agreement evidencing such Option (the Option Expiration Date).

(ii) Death. If the Participant’s Service terminates because of the death of the Participant, then the Option, to the extent unexercised and exercisable and vested on the date on which the Participant’s Service terminated, may be exercised by the Participant’s legal representative or other person who acquired the right to exercise the Option by reason of the Participant’s death at any time prior to the expiration of twelve (12) months after the date on which the Participant’s Service terminated, but in any event no later than the Option Expiration Date. The Participant’s Service shall be deemed to have terminated on account of death if the Participant dies within three (3) months after the Participant’s termination of Service.

(iii) Termination for Cause. Notwithstanding any other provision of the Plan to the contrary, if the Participant’s Service is terminated for Cause or if, following the Participant’s termination of Service and during any period in which the Option otherwise would remain exercisable, the Participant engages in any act that would constitute Cause, the Option shall terminate in its entirety and cease to be exercisable immediately upon such termination of Service or act.

(iv) Retirement. Upon the termination of the employment of a holder of an option under the Plan by reason of such holder’s qualified retirement, such holder may exercise any options, to the extent such options were exercisable at the date of such termination of employment, provided that such exercise occurs both within the remaining option term and within the three-month period after the date of termination of employment due to retirement.  “Qualified Retirement” means with respect to an Employee a termination from employment from the Company or any of its subsidiaries that occurs after the Employee attains age 65 and at the time of the termination the Employee has 10 or more years of continuous service as a full-time Employee of the Company.

(v) Other Termination of Service. If the Participant’s Service terminates for any reason, except Disability, death, Retirement or Cause, the Option, to the extent unexercised and exercisable and vested shares of stock on the date on which the Participant’s Service terminated, may be exercised by the Participant at any time prior to the expiration of three (3) months after the date on which the Participant’s Service terminated, but in any event no later than the Option Expiration Date.

7.2  Extension if Exercise Prevented by Law. Notwithstanding the foregoing, if the exercise of an Option within the applicable time periods set forth in this Section is prevented by the provisions of Section 16 below, the Option shall remain exercisable until thirty (30) days after the date such exercise first would no longer be prevented by such provisions, but in any event no later than the Option Expiration Date.

7.3 Transferability of Options. During the lifetime of the Participant, an Option shall be exercisable only by the Participant or the Participant’s guardian or legal representative. An Option shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. Notwithstanding the foregoing, to the extent permitted by the Committee, in its discretion, and set forth in the Award Agreement evidencing such Option, an Option shall be assignable or transferable subject to the applicable limitations, if any, described in the General Instructions to Form S-8 under the Securities Act.

8. LEAVE OF ABSENCE.

The Committee shall be entitled to make such rules, regulations and determinations as it deems appropriate under the Plan in respect of any leave of absence taken by the recipient of any option. Without limiting the generality of the foregoing, the Committee shall be entitled to determine (i) whether or not any such leave of absence shall constitute a termination of employment within the meaning of the Plan and (ii) the impact, if any, of any such leave of absence on the grant of options under the Plan theretofore made to any recipient who takes such leave of absence.

9.  ADJUSTMENT UPON CHANGES IN CAPITALIZATION.

9.1 Adjustments for Changes in Capital Structure. Subject to any required action by the stockholders of the Company, in the event of any change in the Stock effected without receipt of consideration by the Company, whether through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares of stock, exchange of shares of stock, or similar change in the capital structure of the Company, or in the event of payment of a dividend or distribution to the stockholders of the Company in a form other than Stock (excepting normal cash dividends) that has a material effect on the Fair Market Value of shares of stock, appropriate and proportionate adjustments shall be made in the number and class of shares of stock subject to the Plan and to any outstanding Awards, and in the exercise or purchase price per share of any outstanding Awards in order to prevent dilution or enlargement of Participants rights under the Plan. For purposes of the foregoing, conversion of any convertible securities of the Company shall not be treated as effected without receipt of consideration by the Company. If a majority of the shares of stock which are of the same class as the shares of stock that are subject to outstanding Awards are exchanged for, converted into, or otherwise become (whether or not pursuant to an Ownership Change Event) shares of stock of another corporation (the New Shares of stock), the Committee may unilaterally amend the outstanding Awards to provide that such Awards are for New Shares of stock. In the event of any such amendment, the number of shares of stock subject to, and the exercise or purchase price per share of, the outstanding Awards shall be adjusted in a fair and equitable manner as determined by the Committee, in its discretion.

9.2 Fractional Shares of stock. The Company shall not be required to issue fractional shares of stock upon the exercise or settlement of any Award. Any fractional share resulting from an adjustment pursuant to this Section shall be rounded down to the nearest whole number, and the exercise price per share shall be rounded up to the nearest whole cent. In no event may the exercise price of any Award be decreased to an amount less than the par value, if any, of the stock subject to the Award. The Committee in its sole discretion, may also make such adjustments in the terms of any Award to reflect, or related to, such changes in the capital structure of the Company or distributions as it deems appropriate. The adjustments determined by the Committee pursuant to this Section shall be final, binding and conclusive.

10. STANDARD FORMS OF AWARD AGREEMENTS.

10.1 Award Agreements. Each Award shall comply with and be subject to the terms and conditions set forth in the appropriate form of Award Agreement approved by the Committee and as amended from time to time. No Award or purported Award shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement. Any Award Agreement may consist of an appropriate form of Notice of Grant and a form of Agreement incorporated therein by reference, or such other form or forms, including electronic media, as the Committee may approve from time to time.

10.2 Authority to Vary Terms. The Committee shall have the authority from time to time to vary the terms of any standard form of Award Agreement either in connection with the grant or amendment of an individual Award or in connection with the authorization of a new standard form or forms; provided, however, that the terms and conditions of any such new, revised or amended standard form or forms of Award Agreement are not inconsistent with the terms of the Plan.

11. FURTHER CONDITIONS OF EXERCISE.

11.1 Representations. Unless prior to the exercise of the option the Stock issuable upon such exercise have been registered with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, the notice of exercise shall be accompanied by a representation or agreement of the individual exercising the option to the Company to the effect that such shares of stock are being acquired for investment and not with a view to the resale or distribution thereof or such other documentation as may be required by the Company unless in the opinion of counsel to the Company such representation, agreement or documentation is not necessary to comply with the said Act.

11.2 Compliance Requirement. The Company shall not be obligated to deliver any of the Stock until they have been listed on each securities exchange on which the Stock may then be listed or until there has been qualification under or compliance with such state or federal laws, rules or regulations as the Company may deem applicable.

11.3 Restrictions on Resale. Certain officers and directors of the Company may be deemed to be “affiliates” of the Company as that term is defined under the Securities Act. The Stock acquired under the Plan by an affiliate may be reoffered or resold in the United States only pursuant to an effective registration statement or pursuant to Rule 144 under the Securities Act or another exemption from the registration requirements of the Securities Act.

12. CHANGE IN CONTROL.

12.1 Effect of Change in Control on Awards. Subject to the requirements and limitations of Section 409A if applicable, the Committee may provide for any one or more of the following:

(a) Accelerated Vesting. The Committee may, in its discretion, provide in any Award Agreement or, in the event of a Change in Control, may take such actions as it deems appropriate to provide for the acceleration of the exercisability, vesting and/or settlement in connection with such Change in Control of each or any outstanding Award or portion thereof and shares of stock acquired pursuant thereto upon such conditions, including termination of the Participants Service prior to, upon, or following such Change in Control, to such extent as the Committee shall determine.

(b) Assumption, Continuation or Substitution. In the event of a Change in Control, the surviving, continuing, successor, or purchasing corporation or other business entity or parent thereof, as the case may be (the “Acquiror”), may, without the consent of any Participant, either assume or continue the Company’s rights and obligations under each or any Award or portion thereof outstanding immediately prior to the Change in Control or substitute for each or any such outstanding Award or portion thereof a substantially equivalent award with respect to the Acquiror’s stock, as applicable. For purposes of this Section, if so determined by the Committee, in its discretion, an Award denominated in shares of stock shall be deemed assumed if, following the Change in Control, the Award confers the right to receive, subject to the terms and conditions of the Plan and the applicable Award Agreement, for each share of Stock subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, other securities or property or a combination thereof) to which a holder of a share of Stock on the effective date of the Change in Control was entitled; provided, however, that if such consideration is not solely stock of the Acquiror, the Committee may, with the consent of the Acquiror, provide for the consideration to be received upon the exercise or settlement of the Award, for each share of Stock subject to the Award, to consist solely of stock of the Acquiror equal in Fair Market Value to the per share consideration received by holders of Stock pursuant to the Change in Control. If any portion of such consideration may be received by holders of Stock pursuant to the Change in Control on a contingent or delayed basis, the Committee may, in its sole discretion, determine such Fair Market Value per share as of the time of the Change in Control on the basis of the Committees good faith estimate of the present value of the probable future payment of such consideration. Any Award or portion thereof which is neither assumed or continued by the Acquiror in connection with the Change in Control nor exercised or settled as of the time of consummation of the Change in Control shall terminate and cease to be outstanding effective as of the time of consummation of the Change in Control.

(c) Cash-Out of Awards. The Committee may, in its discretion and without the consent of any Participant, determine that, upon the occurrence of a Change in Control, each or any Award or a portion thereof outstanding immediately prior to the Change in Control and not previously exercised or settled shall be canceled in exchange for a payment with respect to each vested share (and each unvested share, if so determined by the Committee) of Stock subject to such canceled Award in (i) cash, (ii) stock of the Company or of a corporation or other business entity a party to the Change in Control, or (iii) other property which, in any such case, shall be in an amount having a Fair Market Value equal to the Fair Market Value of the consideration to be paid per share of Stock in the Change in Control, reduced by the exercise or purchase price per share, if any, under such Award. If any portion of such consideration may be received by holders of Stock pursuant to the Change in Control on a contingent or delayed basis, the Committee may, in its sole discretion, determine such Fair Market Value per share as of the time of the Change in Control on the basis of the Committees good faith estimate of the present value of the probable future payment of such consideration. In the event such determination is made by the Committee, the amount of such payment (reduced by applicable withholding taxes, if any) shall be paid to Participants in respect of the vested portions of their canceled Awards as soon as practicable following the date of the Change in Control and in respect of the unvested portions of their canceled Awards in accordance with the vesting schedules applicable to such Awards.

12.2 Federal Excise Tax Under Section 4999 of the Code.

(a) Excess Parachute Payment. In the event that any acceleration of vesting pursuant to an Award and any other payment or benefit received or to be received by a Participant would subject the Participant to any excise tax pursuant to Section 4999 of the Code due to the characterization of such acceleration of vesting, payment or benefit as an excess parachute payment under Section 280G of the Code, the Participant may elect, in his or her sole discretion, to reduce the amount of any acceleration of vesting called for under the Award in order to avoid such characterization.

(b) Determination by Independent Accountants. To aid the Participant in making any election called for under Section 12.2(a), no later than the date of the occurrence of any event that might reasonably be anticipated to result in an excess parachute payment to the Participant as described in Section 12.2(a), the Company shall request a determination in writing by independent public accountants selected by the Company (the Accountants). As soon as practicable thereafter, the Accountants shall determine and report to the Company and the Participant the amount of such acceleration of vesting, payments and benefits which would produce the greatest after-tax benefit to the Participant. For the purposes of such determination, the Accountants may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code. The Company and the Participant shall furnish to the Accountants such information and documents as the Accountants may reasonably request in order to make their required determination. The Company shall bear all fees and expenses the Accountants may reasonably charge in connection with their services contemplated by this Section 12.2(b).

13. TAX WITHHOLDING.

13.1 Tax Withholding in General. The Company shall have the right to deduct from any and all payments made under the Plan, or to require the Participant, through payroll withholding, cash payment or otherwise, to make adequate provision for, the federal, state, local and foreign taxes, if any, required by law to be withheld by the Company with respect to an Award or the shares of stock acquired pursuant thereto. The Company shall have no obligation to deliver shares of stock, to release shares of stock from an escrow established pursuant to an Award Agreement, or to make any payment in cash under the Plan until the Company’s tax withholding obligations have been satisfied by the Participant.

13.2 Withholding in Shares of stock. The Company shall have the right, but not the obligation, to deduct from the shares of stock issuable to a Participant upon the exercise or settlement of an Award, or to accept from the Participant the tender of, a number of whole shares of stockhaving a Fair Market Value, as determined by the Company, equal to all or any part of the tax withholding obligations of the Company. The Fair Market Value of any shares of stock  withheld or tendered to satisfy any such tax withholding obligations shall not exceed the amount determined by the applicable minimum statutory withholding rates.

14. COMPLIANCE WITH SECTION 409A.

14.1 Awards Subject to Section 409A. The provisions of this Section 14 shall apply to any Award or portion thereof that is or becomes subject to Section 409A, notwithstanding any provision to the contrary contained in the Plan or the Award Agreement applicable to such Award. Awards subject to Section 409A include, without limitation:

Any Nonstatutory Stock Option having an exercise price per share less than the Fair Market Value determined as of the date of grant of such Option or that permits the deferral of compensation other than the deferral of recognition of income until the exercise or transfer of the Option or the time the shares of stock acquired pursuant to the exercise of the option first become substantially vested.

Subject to U.S. Treasury Regulations promulgated pursuant to Section 409A (Section 409A Regulations) or other applicable guidance, the term Short-Term Deferral Period means the period ending on the later of (i) the 15th day of the third month following the end of the Company’s fiscal year in which the applicable portion of the Award is no longer subject to a substantial risk of forfeiture or (ii) the 15th day of the third month following the end of the Participants taxable year in which the applicable portion of the Award is no longer subject to a substantial risk of forfeiture. For this purpose, the term substantial risk of forfeiture shall have the meaning set forth in Section 409A Regulations or other applicable guidance.

14.2 Deferral and/or Distribution Elections. Except as otherwise permitted or required by Section 409A or Section 409A Regulations or other applicable guidance, the following rules shall apply to any deferral and/or distribution elections (each, an Election) that may be permitted or required by the Committee pursuant to an Award subject to Section 409A:

(a) All Elections must be in writing and specify the amount (or an objective, nondiscretionary formula determining the amount) of the distribution in settlement of an Award being deferred, as well as the time and form of distribution as permitted by this Plan.

(b) All Elections shall be made by the end of the Participant’s taxable year prior to the year in which services commence for which an Award may be granted to such Participant; provided, however, that if the Award qualifies as performance-based compensation for purposes of Section 409A (and is based on a performance period of at least 12 consecutive months), then the Election may be made no later than six (6) months prior to the end of the performance period, provided that the Participant’s service is continuous from the later of the beginning of the performance period or the date on which the performance goals are established through the date such election is made and provided further that no election may be made after the compensation has become readily ascertainable (as provided by Section 409A Regulations).

(c) Elections shall continue in effect until a written election to revoke or change such Election is received by the Company, except that a written election to revoke or change such Election must be made prior to the last day for making an Election determined in accordance with paragraph (b) above or as permitted by Section 14.3.

14.3 No Acceleration of Distributions. Notwithstanding anything to the contrary herein, this Plan does not permit the acceleration of the time or schedule of any distribution under this Plan pursuant to any Award subject to Section 409A, except as provided by Section 409A and Section 409A Regulations.

15. EFFECTIVE DATE AND TERM; TERMINATION, MODIFICATION AND AMENDMENT.

15.1 Life of the Plan. The Plan shall become effective on the date of its adoption by the Board of Directors of the Company and the Plan (but not options granted under the Plan) shall terminate ten (10) years from the date of its adoption by the Board. No option shall be granted after termination of the Plan. The Plan shall be submitted to the Company’s shareholders for approval at the annual meeting of the shareholders next succeeding the adoption of the Plan by the Board and in no event later than twelve months of the date the Plan is adopted by the Board. The grant of any options prior to the date that the Plan is approved by the shareholders shall be conditioned upon subsequent shareholder approval of the Plan.

15.2 Termination, Modification, or Amendment of the Plan. The Plan may from time to time be terminated, modified or amended by the affirmative vote of the holders of a majority of the outstanding shares of the Company’s Stock entitled to vote thereon.

15.3 Additional Rules. The Committee may at any time and from time to time terminate or modify or amend the Plan in any respect, except that without shareholder approval the Committee may not (i) increase the maximum number of shares of Stock which may be issued under the Plan (other than increases pursuant to Section 9), (ii) extend the period during which any option may be granted or exercised, or (iii) extend the term of the Plan. The termination or any modification or amendment of the Plan, except as provided in subsection (c), shall not without the consent of a participant, affect his or her rights under an award previously granted to him or her.

15.4 Amendment Protocols. The Committee may, without further action by the shareholders and without receiving further consideration from the participants, amend the Plan or condition or modify grants of options under the Plan in response to changes in securities or other laws or rules, regulations or regulatory interpretations thereof applicable to the Plan or to comply with NASD rules or requirements. Except as provided by the next sentence, no amendment, suspension or termination of the Plan may adversely affect any then outstanding Award without the consent of the Participant. Notwithstanding any other provision of the Plan or any Award Agreement to the contrary, the Committee may, in its sole and absolute discretion and without the consent of any Participant, amend the Plan or any Award Agreement, to take effect retroactively or otherwise, as it deems necessary or advisable for the purpose of conforming the Plan or such Award Agreement to any present or future law, regulation or rule applicable to the Plan, including, but not limited to, Section 409A of the Code and all applicable guidance promulgated thereunder.

16.   COMPLIANCE WITH SECURITIES LAW.

The grant of Awards and the issuance of shares of stock pursuant to any Award shall be subject to compliance with all applicable requirements of federal, state and foreign law with respect to such securities and the requirements of any stock exchange or market system upon which the Stock may then be listed. In addition, no Award may be exercised or shares of stock issued pursuant to an Award unless (a) a registration statement under the Securities Act shall at the time of such exercise or issuance be in effect with respect to the shares of stock issuable pursuant to the Award or (b) in the opinion of legal counsel to the Company, the shares of stock issuable pursuant to the Award may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares of stock hereunder shall relieve the Company of any liability in respect of the failure to issue or sell such shares of stock as to which such requisite authority shall not have been obtained. As a condition to issuance of any Stock, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

17. MISCELLANEOUS PROVISIONS.

17.1 Repurchase Rights. Shares of stock issued under the Plan may be subject to one or more repurchase options, or other conditions and restrictions as determined by the Committee in its discretion at the time the Award is granted. The Company shall have the right to assign at any time any repurchase right it may have, whether or not such right is then exercisable, to one or more persons as may be selected by the Company. Upon request by the Company, each Participant shall execute any agreement evidencing such transfer restrictions prior to the receipt of shares of stock hereunder and shall promptly present to the Company any and all certificates representing shares of stock acquired hereunder for the placement on such certificates of appropriate legends evidencing any such transfer restrictions.

17.2 Forfeiture Events.

(a) The Committee may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, termination of Service for Cause or any act by a Participant, whether before or after termination of Service, that would constitute Cause for termination of Service.

(b) If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, any Participant who knowingly or through gross negligence engaged in the misconduct, or who knowingly or through gross negligence failed to prevent the misconduct, and any Participant who is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002, shall reimburse the Company the amount of any payment in settlement of an Award earned or accrued during the twelve- (12-) month period following the first public issuance or filing with the United States Securities and Exchange Commission (whichever first occurred) of the financial document embodying such financial reporting requirement.

17.3 Provision of Information. Each Participant shall be given access to information concerning the Company equivalent to that information generally made available to the Company’s stockholders.

17.4 Rights as Employee. No person, even though eligible pursuant to Section 5, shall have a right to be selected as a Participant, or, having been so selected, to be selected again as a Participant. Nothing in the Plan or any Award granted under the Plan shall confer on any Participant a right to remain an Employee or interfere with or limit in any way any right of a Company to terminate the Participant’s Service at any time. To the extent that an Employee of a Company other than the Company receives an Award under the Plan, that Award shall in no event be understood or interpreted to mean that the Company is the Employee’s employer or that the Employee has an employment relationship with the Company.

17.5 Rights as a Stockholder. A Participant shall have no rights as a stockholder with respect to any shares of stock covered by an Award until the date of the issuance of such shares of stock (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such shares of stock are issued, except as provided in this Plan.

17.6 Delivery of Title to Shares of stock. Subject to any governing rules or regulations, the Company shall issue or cause to be issued the shares of stock acquired pursuant to an Award and shall deliver such shares of stock to or for the benefit of the Participant by means of one or more of the following: (a) by delivering to the Participant evidence of book entry shares of stock credited to the account of the Participant, (b) by depositing such shares of stock for the benefit of the Participant with any broker with which the Participant has an account relationship, or (c) by delivering such shares of stock to the Participant in certificate form.

17.7 Retirement and Welfare Plans. Neither Awards made under this Plan nor shares of stock or cash paid pursuant to such Awards shall be included as compensation for purposes of computing the benefits payable to any Participant under the Company’s retirement plans (both qualified and non-qualified) or welfare benefit plans unless such other plan expressly provides that such compensation shall be taken into account in computing such benefits.

17.8 Severability. If any one or more of the provisions (or any part thereof) of this Plan shall be held invalid, illegal or unenforceable in any respect, such provision shall be modified so as to make it valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions (or any part thereof) of the Plan shall not in any way be affected or impaired thereby.

17.9 No Constraint on Corporate Action. Nothing in this Plan shall be construed to: (a) limit, impair, or otherwise affect the Company’s or another Participating Company’s right or power to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets; or (b) limit the right or power of the Company or another Company to take any action which such entity deems to be necessary or appropriate.

17.10 Unfunded Obligation. Participants shall have the status of general unsecured creditors of the Company. Any amounts payable to Participants pursuant to the Plan shall be unfunded and unsecured obligations for all purposes, including, without limitation, Title I of the Employee Retirement Income Security Act of 1974 and IRC Section 409A and subsequent statutes and regulations. No Company shall be required to segregate any monies from its general funds, or to create any trusts, or establish any special accounts with respect to such obligations. The Company shall retain at all times beneficial ownership of any investments, including trust investments, which the Company may make to fulfill its payment obligations hereunder. Any investments or the creation or maintenance of any trust or any Participant account shall not create or constitute a trust or fiduciary relationship between the Committee or any Company and a Participant, or otherwise create any vested or beneficial interest in any Participant or the Participant’s creditors in any assets of any Participating Company. The Participants shall have no claim against any Company for any changes in the value of any assets which may be invested or reinvested by the Company with respect to the Plan.

17.11 Choice of Law and Venue. Except to the extent governed by applicable federal law, the validity, interpretation, construction and performance of the Plan and each Award Agreement shall be governed by the laws of the State of Delaware, without regard to its conflict of law rules. Exclusive jurisdiction shall be in the Courts of the State of Illinois.

Appendix 1

Performance Criteria

The Committee may establish Performance Goals derived from one or more of the following criteria when it makes Awards that vest entirely or in part on the basis of performance:

• Earnings (before or after taxes)	• Sales or revenue
• Earnings per share	• Expense or cost reduction

• Working capital

• Earnings before interest, taxes and depreciation	• Market Share

• Earnings before interest, taxes, depreciation and amortization	• Economic value added (or an equivalent metric)

• Total stockholder return

• Cash flow
• Return on equity or average stockholders’ equity
• Operating cash flow

• Return on assets, investment or capital employed

• Operating income	• Cash flow per share

• Gross margin	• Share price

• Operating margin	• Debt reduction

• Net operating income	• Customer satisfaction

• Net operating income after tax	• Stockholders’ equity

• Return on operating revenue	• Contract awards or backlog